Exhibit 23.1

SRCO Professional Corporation

Chartered Professional Accountants

Licensed Public Accountants

Park Place Corporate Centre

15 Wertheim Court, Suite 409

Richmond Hill, ON Canada L4B 3H7

Tel: 905 882 9500 & 416 671 7292

Fax: 905 882 9580

Email: info@srco.ca

www.srco.ca

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 4 to Registration Statement on Form F-1 of our report dated September 22, 2025, relating to the financial statements of Altech Hong Kong Limited comprising the balance sheets as of March 31, 2025 and 2024 and the related statements of operations and comprehensive income, changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended March 31, 2025 and related notes.

We also consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

/s/ SRCO Professional Corporation

CHARTERED PROFESSIONAL ACCOUNTANTS

Authorized to practice public accounting by the

Chartered Professional Accountants of Ontario

Richmond Hill, Ontario, Canada

November 12, 2025